Exhibit 10.51

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

XCF GLOBAL CAPITAL, INC.
CONVERTIBLE PROMISSORY NOTE

Issuance Date: December 6, 2024	Principal Amount: $1,090,000

FOR VALUE RECEIVED, XCF Global Capital, Inc., a Nevada corporation (the “Company”) promises to pay to GL Part SPV I, LLC (the “Holder”), or its registered assigns, the sum of One Million Ninety Thousand Dollars ($1,090,000) or, if less, the aggregate unpaid principal amount of all loans made by the Holder to the Company hereunder, (the “Principal Amount”), together with interest on the unpaid Principal Amount hereof in accordance with the terms set forth below, from the date hereof until the Note is paid or converted as provided herein. All unpaid amounts will be due and payable on the earliest of: (i) December 31, 2025, unless extended in writing by mutual consent of the Company and the Holder or (ii) an Event of Default (as defined below), if such Note is then declared due and payable in writing by the Holder (each, a “Maturity Date”). This Note is being issued in connection with the Amended and Restated Note Purchase Agreement between the Company and the Holder, of even date herewith.

Interest will accrue on the unpaid Principal Amount at a rate of TEN PERCENT (10%) per annum.

Notwithstanding anything contained in this Note to the contrary, the Company will not be obligated to pay and the Holder will not collect interest or increased principal at a rate higher than the maximum permitted by law or the maximum that will not subject the Holder to any civil or criminal penalties. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Holder as compensation for fees, services or expenses incidental to the making, negotiating or collection of any advance evidenced hereby, will be deemed by any competent court of law, governmental agency or tribunal or arbitrator to exceed the maximum rate of interest permitted to be charged by the Holder to the Company, then, during such time as such rate of interest would be deemed excessive, the rate of interest under such provisions will immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate will be deemed a payment of principal.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees as follows:

1.
Events of Default. The occurrence of any of the following will constitute an “Event of Default” under this Note:

1.1          Failure to Pay. The Company fails to pay, when due, any payment required under the terms of this Note and such payment is not made within five (5) days of the Company's receipt of Holder's written notice to the Company of such failure; or

1.2          Breaches of Covenants. The Company fails to observe or perform any covenant, obligation, condition or agreement contained in this Note and such failure continues for fifteen (15) days after the Company's receipt of Holder's written notice to the Company of such failure; or

1.3          Voluntary Bankruptcy or Insolvency Proceedings. The Company (a) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (b) makes a general assignment for the benefit of its or any of its creditors, (c) is dissolved or liquidated in full or in part, (d) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (e) takes any action for the purpose of effecting any of the foregoing; or

1.4          Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and either (i) an order for relief is entered or (ii) such proceeding is not dismissed or discharged within sixty (60) days of commencement.

2.          Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company under the Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

3.          Conversion.

3.1          Optional Conversion Prior to Maturity. At any time prior to the final maturity date of this Note, the Holder shall have the right (but not the obligation) to convert all (but not less than all) of the unpaid principal due and accrued interest on this Note into that number of fully paid and nonassessable shares of the Company’s common stock determined by dividing all of the unpaid principal due and accrued interest on this Note as of the date of conversion by the Conversion Price. The Holder may exercise its rights pursuant to this Section 3.1 by delivering written notice to the Company. In connection therewith, the Holder shall execute such documents as reasonably requested by the Company to effect such conversion.

3.2          Optional Conversion Upon Maturity. If, on the Maturity Date, the unpaid principal due and accrued interest on this Note have not been converted in accordance herewith, the Holder shall have the right (but not the obligation) to convert all (but not less than all) of the unpaid principal due and accrued interest on this Note into that number of fully paid and nonassessable shares of the Company’s common stock determined by dividing all of the unpaid principal due and accrued interest on this Note as of the Maturity Date by the Conversion Price. The Holder may exercise its rights pursuant to this Section 3.1 by delivering written notice to the Company. In connection therewith, the Holder shall execute such documents as reasonably requested by the Company to effect such conversion.

3.3          Mandatory Conversion upon Execution of BCA. Upon the execution of a definitive Business Combination Agreement between the Company and Focus Impact BH3 Acquisition Company and/or its subsidiaries or affiliates, all of the unpaid principal due and accrued interest on this Note shall, automatically and without any action on the part of the Holder, convert into that number of fully paid and nonassessable shares of common stock of the Company, determined by dividing all of the unpaid principal due and accrued interest on this Note as of the date of such definitive Business Combination Agreement by the Conversion Price (as defined below). Conversion pursuant to this Section 3.3 shall be deemed to have occurred as of the date of the definitive Business Combination Agreement. In connection therewith, the Holder shall execute such documents as reasonably requested by the Company to effect such conversion.

3.4          Conversion Price. “Conversion Price” shall mean FORTY CENTS ($0.40).

3.5          Issuance of Securities on Conversion. As soon as practicable after conversion of this Note pursuant to Section 3.1, 3.2, or 3.3 (and in any event within 5 business days thereof), the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Note, a certificate or certificates representing the number of fully paid and nonassessable shares of the Company’s common stock to which the Holder shall be entitled on such conversion, or, at the sole election of the Company, a notice of issuance with respect to the shares being issues and, in such event, no certificate will be issued. No fractional shares will be issued on conversion of this Note. If the Holder would otherwise be entitled to a fractional share, Holder shall receive a cash payment equal to such fractional share multiplied by the Conversion Price.

3.6          Termination of Rights. All rights with respect to this Note shall terminate upon the issuance of shares of the Company’s common stock upon conversion of this Note in accordance herewith, whether or not this Note has been surrendered. Notwithstanding the foregoing, the Holder agrees to surrender this Note to the Company for cancellation as soon as is practicable following conversion of this Note in accordance herewith.

4.          Prepayment. The Company may prepay any unpaid principal or accrued interest due on this Note in whole or in part at any time, subject to providing the Holder.

5.          Successors and Assigns. Subject to the restrictions on assignment described in Section 7 below, the rights and obligations of Company and Holder will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6.            Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Holder.

7.            Assignment. Neither this Note, nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Holder without the prior written consent of the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder, except in connection with an assignment in whole to a successor corporation to the Company, provided that such successor corporation acquires all or substantially all of the Company's property and assets and the Holder's rights hereunder are not impaired.

8.            Notices. Any notice or communication required or permitted under this Note will be given in writing, sent by (i) personal delivery, (ii) nationally recognized overnight delivery service with proof of delivery, (iii) e-mail (provided that such e-mail is contemporaneously followed and confirmed by nationally recognized overnight delivery service in the manner previously described), or (iv) registered or certified mail, and will be addressed to the address of the receiving party set forth in the Agreement, or at such other address as a party may designate by advance written notice to the other party pursuant to the provisions above. Such notices and other communications will be effectively given (i) on the date of delivery if personally delivered, (ii) on the date of delivery if sent by e-mail (provided that such e-mail is contemporaneously followed and confirmed by nationally recognized overnight delivery service in the manner previously described), (iii) one (1) business day after being sent by Federal Express or other recognized overnight courier service with all charges prepaid or billed to the account of the sender or (iv) five (5) business days after being mailed by registered or certified mail with all postage prepaid.

9.          Waiver. The Company hereby waives all presentment, demand, protest and notice of any kind except as expressly required by this Note or otherwise not waivable under law.

10.           Governing Law. This Note will be governed by and construed under the laws of the State of California, without regard to its conflicts of laws principles.

11.          Relationship to Amended and Restated Note Purchase Agreement. In the event of any conflict between the terms of this Note and the terms of the Amended and Restated Note Purchase Agreement, the terms of the Amended and Restated Note Purchase Agreement will control.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

XCF GLOBAL CAPITAL, INC.

By: /s/ Mihir Dange

Name: Mihir Dange

Title: CEO

XCF GLOBAL CAPITAL, INC.

CONVERTIBLE PROMISSORY NOTE

Exhibit A – Authorized Use of Proceeds